UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2007
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01

Uranerz Energy Corporation announces the successful leasing of the fee mineral lands adjacent to and west of the Company’s Nichols Ranch ISR uranium project. This adjoining property appears to host the “nose” of the oxidation-reduction geochemical (roll) front and has the potential for increasing the known uranium mineralization at the Nichols Ranch project. Surface use rights were also agreed to on this land, allowing the right to use the surface for mining operations. This additional area is an extension to the Nichols Ranch project and is within the regulatory Nichols Ranch project boundary currently being permitted for in-situ recovery (“ISR”) uranium production.

The Nichols Ranch project is located in the Pumpkin Buttes mining district of the Wyoming Powder River basin. This basin currently has three commercial ISR uranium production projects that include Areva’s Christensen Ranch production project, and Cameco’s Smith Ranch and Highland production sites.

Section 9- Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

99.1	News release dated May 14, 2007

End

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: May 15, 2007	By:	“Dennis L Higgs”

DENNIS L. HIGGS
CHAIRMAN